UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

GeneLink, Inc.
(Exact name of registrant as specified in its charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL	32779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 558-4363

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On February 18, 2010, the Superior Court of Pennsylvania dismissed the appeal filed by the Company’s former CEO and President, John DePhillipo, and his wife (collectively, the “DePhillipos”) against the Company, its subsidiary GeneWize Life Sciences, Inc., and several of the Company’s officers, directors and advisors (collectively, the “GeneLink Parties”). The Court also awarded sanctions in favor of the GeneLink Parties against the DePhillipos and their counsel, with the amount of such sanctions to be determined in the future by the Court of Common Pleas of Pennsylvania, Philadelphia County.

The DePhillipos’ appeal arose from the May 5, 2009 Order and Opinion of the Court of Common Pleas of Pennsylvania, Philadelphia County wherein that Court dismissed the DePhillipos’ claims as unviable. The DePhillipos had claimed that the GeneLink Parties defrauded them into settling a lawsuit previously commenced by Mr. DePhillipo against the Company in the Superior Court of New Jersey, Atlantic County, and sought the return of 3,953,000 shares of the Company’s common stock sold by the DePhillipos to the Company pursuant to that settlement, allegedly worth approximately $20 million.

A copy of the press release dated February 24, 2010 with respect to the Court’s Order is filed as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 24, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By: /s/ Gary J. Beeman
Gary J. Beeman
Chief Executive Officer

Dated: February 24, 2010

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 24, 2010